July 10, 1998




Cortland First Financial Corporation
65 Main Street
Cortland, New York 13045

Ladies and Gentlemen:

      The undersigned is a director of Oneida Valley Bancshares, Inc. ("OVB") and a director of its subsidiary bank, and is the beneficial holder of shares of common stock, par value $2.50 per share, of OVB ("OVB Common Stock"). The undersigned is executing this Agreement for the purpose of ensuring compliance with certain federal securities law requirements and certain requirements for the application of "pooling" accounting treatment in connection with the transaction described below.

      OVB and Cortland First Financial Corporation ("CFF") are considering execution of an Agreement and Plan of Reorganization and a related Plan of Merger (collectively, the "Merger Agreement") contemplating a merger of OVB with and into CFF (the "Merger"), with the resulting corporation to assume a new name (the "Continuing Corporation"), such execution being subject in the case of CFF to the execution and delivery of this Agreement. In consideration of the substantial expenses that CFF will incur in connection with the transactions contemplated by the Merger Agreement and in order to induce CFF to execute the Merger Agreement and to proceed to incur such expenses, the undersigned agrees, undertakes and represents, in his capacity as a shareholder of OVB and not in his capacity as a director of OVB, as follows:

      1. VOTING OF SHARES. The undersigned will vote or cause to be voted for approval of the Merger Agreement all of the shares of OVB Common Stock the undersigned is entitled to vote with respect thereto, unless by a two-thirds vote the Board of Directors of OVB, in accordance with Section 4.7(12) of the Reorganization Agreement, votes to pursue a superior proposal.

      2. NO TRANSFER OF SHARES. The undersigned will not effect any transfer or other disposition of any of the undersigned's shares of OVB Common Stock until OVB's shareholders have voted to approve the Merger Agreement or until the Merger Agreement has been terminated pursuant to the terms thereof. In the case of any transfer by operation of law, this Agreement shall be binding upon and inure to the benefit of the transferee. Any transfer or other disposition in violation of the terms of this paragraph 2 shall be null and void. The terms of this paragraph 2 shall not apply to any transfer or other disposition pursuant to the terms of any pledge of OVB Common Stock made by the undersigned and existing at the date

Cortland First Financial Corporation
July 10, 1998
Page 2


hereof, provided that the undersigned will not pledge or otherwise encumber any additional shares of OVB Common Stock during the period specified in the first sentence of this paragraph.

      3. FURTHER RESTRICTIONS. Notwithstanding the foregoing, the undersigned agrees not to sell, or in any other way reduce the risk of the undersigned relative to, any shares of CFF common stock or shares of OVB common stock, during the period commencing 30 days prior to the effective date of the Merger and ending on the date on which financial results covering at least 30 days of post-Merger combined operations of CFF and OVB have been published within the meaning of Topic 2-E of the Staff Accounting Bulletin Series of the SEC, provided, however, that excluded from the foregoing undertaking shall be such sales, pledges, transfers or other dispositions of shares of CFF common stock or shares of OVB common stock which, in CFF's sole judgment, are individually and in the aggregate de minimis within the meaning of Topic 2-E of the Staff Accounting Bulletin Series of the SEC. The undersigned agrees to confer with CFF and OVB prior to engaging in any transactions or agreements related to shares of OVB Common Stock in order to ensure compliance with this Agreement.

      4. STOP TRANSFER ORDERS. The Undersigned agrees that neither CFF nor OVB shall be bound by any attempted sale or other transfer of any shares of CFF common stock or shares of OVB common stock, and CFF's and OVB's respective transfer agents shall be given appropriate stop transfer orders and shall not be required to register any such attempted sale or other transfer, unless the sale has been effected in compliance with the terms of this Agreement.

      5. AFFILIATES OBLIGATED. The undersigned acknowledges and agrees that the provisions of paragraphs 3 and 4 hereof also apply to shares of OVB common stock and shares of CFF common stock owned by (a) his or her spouse, (b) any of his or her relatives or relatives of his or her spouse occupying his or her home, and
(c) any trust or estate in which he or she, his or her spouse, or any such relative owns at least a 10% beneficial interest or of which any of them serves as trustee, executor or in any similar capacity, and (d) any corporation or other organization in which the undersigned, any affiliate of the undersigned, his or her spouse, or any such relative owns at least 10% of any class of equity securities or of the equity interest.

      6. NO INTENT TO SELL. The undersigned represents that he has no plan or intention to sell, exchange, or otherwise dispose of any shares of OVB common stock or shares of CFF common stock prior to expiration of the time period referred to in paragraph 3 hereof.

Cortland First Financial Corporation
July 10, 1998
Page 3


      7. ENFORCEMENT. The undersigned represents that he or she has the capacity to enter into this Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

      8. REMEDIES. The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be available, CFF shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

      IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

                                Very truly yours,


                                ------------------------------------



Accepted and agreed to as of
the date first above written:

CORTLAND FIRST FINANCIAL
CORPORATION



By:
   ----------------------------------------
      David R. Alvord
      President and Chief Executive Officer